Exhibit 10.3


                  Form of Salary Continuation Agreement for the
                     Directors of Appalachian Community Bank
                 (and description of benefits for each Director)

Appalachian Community Bank
Salary Continuation Agreement
================================================================================

                                                               Prepared 04-09-04

                           APPALACHIAN COMMUNITY BANK
                          SALARY CONTINUATION AGREEMENT


     THIS SALARY CONTINUATION AGREEMENT (the "Agreement") is adopted this first day of August, 2004, by and between APPALACHIAN COMMUNITY BANK, a state-chartered commercial bank located in Ellijay, Georgia (the "Company"), and _____________________________ (the "Director").

     The purpose of this Agreement is to provide specified benefits to the Director, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time. The Company will pay the benefits from its general assets.

       The Company and the Director agree as provided herein.

                                    Article 1
                                   Definitions

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Accrual Balance" means the liability that should be accrued by the Company, under Generally Accepted Accounting Principles ("GAAP"), for the Company's obligation to the Director under this Agreement, by applying Accounting Principles Board Opinion Number 12 ("APB 12") as amended by Statement of Financial Accounting Standards Number 106 ("FAS 106") and the Discount Rate. Any one of a variety of amortization methods may be used to determine the Accrual Balance. However, once chosen, the method must be consistently applied. The Accrual Balance shall be reported by the Company to the Director on Schedule A.

1.2 "Beneficiary" means each designated person, or the estate of the deceased Director, entitled to benefits, if any, upon the death of the Director determined pursuant to Article 4.

1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Director completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4 "Change of Control" means the transfer of shares of the Company's voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than 50 percent of the Company's outstanding voting common stock.

1.5  "Code" means the Internal Revenue Code of 1986, as amended.

1.6 "Discount Rate" means the rate used by the Plan Administrator for determining the Accrual Balance. The initial Discount Rate is seven percent. However, the Plan Administrator, in its sole discretion, may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP.

1.7  "Early   Termination"  means  the  Termination  of  Service  before  Normal
     Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

1.8 "Early Termination Date" means the month, day and year in which Early Termination occurs.

1.9  "Effective Date" means June 1, 2004.

1.10 "Normal Retirement Age" means the Director's 70th birthday.

1.11 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Service.

1.12 "Plan Administrator"  means the plan administrator  described in Article 8.

1.13 "Plan Year" means each  twelve-month  period  commencing  on the  Effective
     Date.

1.14 "Termination   for  Cause"  has  that  meaning  set  forth  in  Article  5.

1.15 "Termination of Service" means that the Director ceases to be a member of the Company's Board of Directors for any reason, voluntarily or involuntarily, other than by reason of a leave of absence approved by the Company.

                                    Article 2
                            Benefits During Lifetime

2.1 Normal Retirement Benefit. Upon Termination of Service on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Director the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

     2.1.1Amount of Benefit. The annual benefit under this Section 2.1 is eighteen thousand dollars ($18,000). Commencing at the end of the first Plan Year, and each Plan Year thereafter, the annual benefit shall be increased three percent (3%) from the previous Plan Year to a projected annual benefit of ____________________________ dollars ($______) at Normal Retirement
          Age.

     2.1.2Payment of Benefit. The Company shall pay the annual benefit to the Director in twelve (12) equal monthly installments commencing on the first day of the month following the Director's Normal Retirement Date. The annual benefit shall be paid to the Director for 10 (ten) years.

     2.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Director the benefit described in this --------------------------- Section 2.2 in lieu of any other benefit under this Article.

     2.2.1Amount of  Benefit.  The benefit  under this  Section 2.2 is the Early
          Termination Benefit set forth on Schedule A for the Plan Year during which the Early Termination Date occurs. This benefit is determined by vesting the Director in 100% of the Accrual Balance.

     2.2.2Payment of Benefit. The Company shall pay the benefit to the Director in a lump sum within thirty (30) days ------------------- following the Early Termination Date.

     2.3 Change of Control Benefit. Upon a Change of Control followed by the Director's Termination of Service, the Company shall pay to the Director the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

     2.3.1Amount of Benefit. The annual benefit under this Section 2.3 is the Change of Control Benefit set forth on Schedule A for the Plan Year during which Termination of Service occurs. This benefit is determined by vesting the Director in one hundred percent (100%) of the Benefit Level as set forth on Schedule A for the Plan Year in which the Director terminates service.

     2.3.2Payment of Benefit. The Company shall pay the annual benefit to the Director in twelve (12) equal monthly installments commencing with the month following Normal Retirement Age. The annual benefit shall be paid to the Director for ten (10) years.

                                    Article 3
                                 Death Benefits

     3.1 Death During Active Service. If the Director dies while in the active service of the Company, the Company shall pay to the Beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the benefits under Article 2.

     3.1.1Amount of  Benefit.  The benefit  under this  Section 2.3 is the Death
          Benefit set forth on Schedule A for the Plan Year in which the Director dies. This benefit is determined by vesting the Director's Beneficiary in one hundred percent (100%) of the Accrual Balance.

     3.1.2Payment of Benefit. The Company shall pay the benefit to the Beneficiary in a lump sum within thirty (30) days following the Director's death.

3.2 Death During Payment of a Benefit. If the Director dies after any benefit payments have commenced under Article 2 of this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

3.3 Death After Termination of Service But Before Payment of a Benefit Commences. If the Director is entitled to any benefit payments under
     Article 2 of this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Beneficiary that the Director was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Director's death.

                                    Article 4
                                  Beneficiaries

4.1 Beneficiary Designation. The Director shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Director. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Company in which the Director participates.

4.2 Beneficiary Designation: Change. The Director shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Director's Beneficiary designation shall be deemed automatically revoked if the
     Beneficiary predeceases the Director or if the Director names a spouse as Beneficiary and the marriage is subsequently dissolved. The Director shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Director and accepted by the Plan Administrator prior to the Director's death.

4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4 No Beneficiary Designation. If the Director dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Director, then the Director's spouse shall be the designated Beneficiary. If the Director has no surviving spouse, the benefits shall be made to the personal representative of the Director's estate.

4.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Director and the Director's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

                                    Article 5
                               General Limitations

5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company's Board of Directors terminates the Director's service for:

     (a)  Gross negligence or gross neglect of duties to the Company;

     (b) Commission of a felony or of a gross misdemeanor involving moral turpitude;

     (c) Fraud or willful violation of any law or significant Company policy committed in connection with the Director's Service and resulting in a material adverse effect on the Company; or

     (d) Issuance of an order for removal of the Director by the Company's banking regulators.

5.2 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Director commits suicide within two years after the Effective Date. In addition, the Company shall not pay any benefit under this Agreement if the Director has made any material misstatement of fact on any application for life insurance owned by the Company on the Director's life. (1)

5.3 Competition After Termination of Service. The Company shall not pay any benefit under this Agreement if the Director, without the prior written consent of the Company and within 1 year from the Director's Termination of Service, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area (a 50 mile radius) of the business of the Company, which enterprise is, or may deemed to be, competitive with any business carried on by the Company as of the date of termination of the Director's Service or retirement. This section shall not apply following a Change of Control.

                                    Article 6
                          Claims And Review Procedures

6.1 Claims Procedure. A Director or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she ----------------- believes should be paid shall make a claim for such benefits as follows:

     6.1.1Initiation  -  Written  Claim.  The  claimant  initiates  a  claim  by
          submitting    to   the   Plan    Administrator    a   written    claim
          -------------------------- for the benefits.

     6.1.2Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

     6.1.3Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a) The specific reasons for the denial;
                  (b) A reference to the specific provisions of the Agreement on which the denial is based;
                  (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed; (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a ----------------- full and fair review by the Plan Administrator of the denial, as follows:

     6.2.1Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

     6.2.2Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

     6.2.3Considerations  on  Review.  In  considering  the  review,   the  Plan
          Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     6.2.4Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

     6.2.5Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a) The specific reasons for the denial;
                  (b) A reference to the specific provisions of the Agreement on which the denial is based;
                  (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).


                                    Article 7
                           Amendments and Termination

     This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director. Provided, however, if the Company's Board of Directors determines that the Director is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, for reasons other than death, Disability or retirement, the Company may amend or terminate this Agreement. Upon such amendment or termination the Company shall pay benefits to the Director as if Early Termination occurred on the date of such amendment or termination, regardless of whether Early Termination actually occurs. Additionally, the Company may also amend this Agreement to conform with written directives to the Company from its banking regulators.

                                    Article 8
                           Administration of Agreement

8.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Director may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

8.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Director or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate.

8.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5 Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, death, or Termination of Service of the Director, and such other pertinent information as the Plan Administrator may reasonably require.

8.6 Annual Statement. The Plan Administrator shall provide to the Director, within 120 days after the end of each Plan Year, a ---------------- statement setting forth the benefits payable under this Agreement.

                                    Article 9
                                  Miscellaneous

9.1 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

9.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain in the service of the Company, nor does it interfere with the shareholders' rights to replace the Director. It also does not require the Director to remain in the service of the Company nor interfere with the Director's right to terminate services at any time.

9.3  Non-Transferability.   Benefits  under  this  Agreement   cannot  be  sold,
     transferred, assigned, pledged, attached or encumbered in any manner.

9.4 Tax Withholding. The Company shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement. The Director acknowledges that the Company's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

9.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Georgia, except to the extent preempted by the laws of the United States of America.

9.6 Unfunded Arrangement. The Director and Beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and Beneficiary have no preferred or secured claim.

9.7 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

9.9 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10 Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company.

9.11 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12 Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13 Notice. Any notice or filing required or permitted to be given to the Company or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:


                                   -----------------------------------------
                                   -----------------------------------------

                                   -----------------------------------------
                                   -----------------------------------------

                                   -----------------------------------------

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     Any notice or filing required or permitted to be given to the Director under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Director.

     IN WITNESS WHEREOF, the Director and a duly authorized representative of the Company have signed this Agreement.

DIRECTOR:                                       COMPANY:

                                               Appalachian Community Bank

__________________________________       By  ___________________________________
[Director Name]
                                        Title  _________________________________

I, ________________________________, designate the following as beneficiary of benefits under the Agreement payable following my death:

--------------------------------------------------------------- ----------------
Primary:

-----------------------------------------------------------               -----%

-----------------------------------------------------------               -----%

--------------------------------------------------------------- ----------------
--------------------------------------------------------------- ----------------
Contingent:

-----------------------------------------------------------               -----%

-----------------------------------------------------------               -----%

------------------------------------------------------------    ----------------
Notes:
o Please PRINT CLEARLY or TYPE the names of the beneficiaries.
o To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement. o To name your estate as beneficiary, please write "Estate of _[your name]_". o Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

--------------------------------------------------------------------------------
SPOUSAL CONSENT (Required if Spouse not named beneficiary):
--------------------------------------------------------------------------------

I consent to the beneficiary designation above, and acknowledge that if I am named beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

--------------------------------------------------------------------------------
Spouse Name:               _______________________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Signature:                 _______________________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Date:                      _______________________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I understand that I may change these beneficiary designations by delivering a new written designation to the Administrator, which shall be effective only upon receipt and acknowledgment by the Administrator prior to my death. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:
                 ---------------------------------------------
Signature:                                                              Date:
                 ---------------------------------------------  ----------------
Received by the Plan Administrator this ________ day of ________________, 20___.

(2) By:
                           Title:
                                    --------------------------------------------

------------------------------ -------------------------          --------------
Director Name                            Plan Anniversary Date            06/01
------------------------------ -------------------------          --------------
------------------------------ -------------------------          --------------
Normal Retirement Age          70        Normal Retirement Date
------------------------------ -------------------------          --------------




------------- --------------- ------------------- -------------- ------------------- -------------------- --------------
     Discount      Plan Year     Accrual Balance1    Early Termination    Change of Control   Pre-retirement


             Rate Ending Benefit Level Benefit Benefit Death Benefit
   ------------- --------------- ------------------- -------------- ------------------- -------------------- --------------
   ------------- --------------- ------------------- -------------- ------------------- -------------------- --------------
   7%            May 2005                $                 $                $                    $                 $
   ------------- --------------- ------------------- -------------- ------------------- -------------------- --------------

1 If a triggering event occurs during a Plan Year the Accrual Balance as of the triggering date shall be determined by subtracting the ending Accrual Balance for the previous Plan Year from the projected ending Accrual Balance from the current Plan Year, and prorating that difference over the number of full calendar months from the prior plan anniversary to the triggering event.


Appalachian Community Bank
Summary of Salary Continuation Agreement
Benefits
(Amounts As of Plan Year Ending May 2005)




                                                              Projected                                  Pre-
Directors of                          Normal                    Annual       Early       Change of     Retirement
Appalachian               Accrual   Retirement   Retirement   Benefit at  Termination     Control        Death
Community Bank            Balance      Date        Benefit    Retirement    Benefit       Benefit       Benefit
--------------            -------      ----        -------    ----------    -------       -------       -------

Dover, Alan S.          $  2,485    10/6/2026   $  18,000 (1)  $ 34,490   $ 2,485 (2)     18,000 (3)  $ 2,485 (4)

Edmondson, Charles A.       5,831   2/18/2018      18,000 (1)    26,434     5,831 (2)     18,000 (3)    5,831 (4)

Futch, Roger E.             7,791   9/21/2015      18,000 (1)    24,916     7,791 (2)     18,000 (3)    7,791 (4)

Hensley, Joseph C.          2,310   8/8/2027       18,000 (1)    35,525     2,310 (2)     18,000 (3)    2,310 (4)

Knight, Ronald             12,561   5/7/2012       18,000 (1)    22,138    12,561 (2)     18,000 (3)   12,561 (4)

Jones, Frank E.             3,533   12/29/2022     18,000 (1)    30,644     3,533 (2)     18,000 (3)    3,533 (4)

Newton, Tracy R.            2,597   4/3/2026       18,000 (1)    33,485     2,597 (2)     18,000 (3)    2,597 (4)

Sisson, P. Joe            129,943   4/6/2005       18,000 (1)    18,000   129,943 (2)     18,000 (3)  129,943 (4)

Warren, Kenneth D.          4,733   1/5/2020       18,000 (1)    28,043     4,733 (2)     18,000 (3)    4,733 (4)


Notes:
(1) Annual benefit increased 3% from the previous plan year
(2) Benefit determined by vesting the Director in 100% of the Accrual Balance
(3) Benefit determined by vesting the Director in 100% of the Benefit Level
(4) Benefit determined by vesting the Director in 100% of the Accrual Balance
